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                                                                    EXHIBIT (11)


              STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS



                                      Three Months Ended September 30,
                                      --------------------------------
                                      (In thousands, except per share)

                                       1997                       1996
                                       ----                       ----
                                Primary     Diluted       Primary       Diluted
                                -------     -------       -------       -------
Net Income                     $  3,722    $  3,722     $  (1,085)     $ (1,085)
                               ========    ========     =========      ========

Average Shares:
   Common                         8,211       8,211         7,576         7,576
   Common equivalents               284         364           543           627
                               --------    --------     ---------      --------
           Total               $  8,495    $  8,575     $   8,119      $  8,203
                               ========    ========     =========      ========


Earnings per common share      $   0.44    $   0.43     $   (0.13)    $   (0.13)
                               ========    ========     =========     =========



                                      Nine Months Ended September 30,
                                      -------------------------------
                                      (In thousands except per share)

                                     1997                         1996
                                     ----                         ----
                                Primary    Diluted        Primary     Diluted
                                -------    -------        -------     -------
Net Income                     $ 10,595    $10,595      $   5,764     $ 5,764
                               ========    =======      =========     =======

Average Shares:
   Common                         8,268      8,268          7,540       7,540
   Common equivalents               265        364            518         627
                               --------    -------      ---------     -------
           Total               $  8,533    $ 8,632      $   8,058     $ 8,167
                               ========    =======      =========     =======


Earnings per common share      $   1.24    $  1.23      $    0.72     $  0.71
                               ========    =======      =========     =======




Common share equivalents assume exercise of stock options and warrants, if dilutive.